llUNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 10, 2008

CHINA SKY ONE MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-26059	87-0430322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1706, No. 30 Di Wang Building, Gan Shui Road, Nandang District, Harbin, People’s Republic of China 150001
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	86-451-53994073 (China)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 10, 2008, Mr. Xiaoqing Liao resigned as the Registrant’s Chief Financial Officer and Secretary, and as a member of the Registrant’s board of directors, for personal reasons.

Simultaneously, Mr. Yukun Zhang was named as the Registrant’s interim Chief Financial Officer.

Mr. Yukun Zhang, has been the Registrant’s Manager of Finance, and has held similar positions with its operating subsidiaries, since February 2003. Prior to this, commencing in 2000, he was the Manager of Finance for Harbin Advanced Technology Soybean Food Stock Co., Ltd. Mr. Yukun Zhang received an accounting degree in from the University of Finance and Economics located in People’s Republic of China, where he majored in international finance.

There is no arrangement or understanding between Mr. Yukun Zhang and any other person pursuant to which he was selected as the Registrant’s interim Chief Financial Officer. There is no family relationship between Mr. Yukun Zhang and any of the Registrant’s other directors or executive officers. Mr. Yukun Zhang is not a party to any transaction with the Registrant in which the amount involved exceeds $120,000.

Item 7.01.	Regulation FD Disclosure

A copy of the Registrant’s press release issued on June 13, 2008, regarding the events described in Item 5.02 above, is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit No.	Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SKY ONE MEDICAL, INC.
(Registrant)

Date:	June 16, 2008	By:	/s/ Yan-qing Liu
Yan-qing Liu
Chairman, Chief Executive Officer and President